UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 13, 2000

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                0-25657                 65-0877741
-----------------------------      --------------    -------------------------
(State or other jurisdiction        (Commission          (IRS Employer
   of incorporation)                file number)         Identification No.)


3 Main Street
Oakridge, TN                                                     37830
---------------------------------------                     ---------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (423) 482-8480


                             f/k/a SHOE KRAZY, INC.
                         222 Lakeview Avenue, Suite 160
                            West Palm Beach, FL 33401
              -----------------------------------------------------
          (Former name or former address, if changes since last report)


Copy of Communications to:

                                   Mintmire & Associates
                                   265 Sunrise Avenue
                                   Suite 204
                                   Palm Beach, FL 33480
                                   (561) 832-5696

ITEM 5.  OTHER EVENTS

            This Form 8-K/A amends the Form 8-K filed on March 21, 2000 by Diversified Product Inspections, Inc., a Florida corporation formerly known as Shoe Krazy, Inc. The purpose of this amendment to Form 8-K is to provide financial statements and the pro forma financial information for Diversified Product Inspections, Inc.., a Florida corporation, as required by Item 7 of Form 8-K.

            The Agreement for the Exchange of Common Stock dated March 13, 2000, provided that issued and outstanding stock after effecting the Agreement was 10,875,000 plus additional shares to be issued in connection with financing. Such shares for financing totaled 241,900 making total issued and outstanding shares 11,116,900.

            On May 19, 2000 the subsidiary ("SPI") changed its name to Diversified Products Investigations, Inc.

ITEM 7.                 FINANCIAL STATEMENTS AND EXHIBITS

            (a)  Financial statements of business acquired.

            Pursuant to the requirements of Regulation S-X 210.3.05(b), the following are audited financial statements of Diversified Product Inspections, Inc., a Florida corporation, for the period from January 1, 1998 to December 31, 1999. The registrant acquired all of the outstanding capital stock of such entity on March 13, 2000.





                                TABLE OF CONTENTS


Independent Auditor's Report

FINANCIAL STATEMENTS                                                    PAGE
----------------------------------------                                --------
BALANCE SHEETS                                                          F-2
STATEMENTS OF OPERATIONS                                                F-3
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                           F-4
STATEMENTS OF CASH FLOWS                                                F-5
NOTES TO FINANCIAL STATEMENTS                                           F-6

The Board of Directors
Diversified Product Inspections, Inc.



                          Independent Auditors' Report


          We have audited the accompanying balance sheets of DIVERSIFIED PRODUCT INSPECTIONS, INC. as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIVERSIFIED PRODUCT INSPECTIONS, INC. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

          The accompanying financial statements for 1999 have been prepared assuming that the Company will continue as a going concern. As discussed in note 6, the Company's recurring losses from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters is also described in note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


May 10, 2000
Oak Park, Illinois

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                    ASSETS

                                                                                 1999                1998
                                                                      ---------------      --------------
CURRENT ASSETS
       Cash and cash equivalents                                      $        53,335      $       20,700
       Accounts receivable                                                     69,226              36,845
       Deferred tax assets                                                     22,556               8,793
                                                                      ---------------      --------------



                 Total Current Assets                                         145,117              66,338
                                                                      ---------------      --------------

FIXED ASSETS, AT COST
                                                                               56,639              35,917
       Vehicles                                                                45,886               8,000
                                                                     ----------------      --------------
       Equipment                                                                                   43,917
       Less accumulated depreciation                                           32,722              20,912
                                                                     ----------------      --------------
       Net Property, Plant and Equipment                                       69,803              23,005
                                                                     ----------------      --------------


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Line of credit loan payable                                    $         21,585      $
       Current maturities of long-term debt                                     10,551               1,827
       Accounts payable                                                         15,935              12,691
       Accrued salaries                                                        298,275             213,975
       Accrued income tax                                                       11,401               5,214
                                                                      ----------------      --------------
                          Total Current Liabilities                            357,747             233,707
                                                                      ----------------      --------------

LONG-TERM LIABILITIES
       Deferred tax liabilities                                                  5,178               3,516
       Notes payable, net of current maturities                                 31,915               5,071
       Loan from shareholder                                                     4,025              17,525
                                                                      ----------------      --------------
                          Total Long-Term Liabilities                           41,118              26,112
                                                                      ----------------      --------------

STOCKHOLDERS' EQUITY
       Capital stock, no par value;  50,000,000 shares
              authorized; 9,000,000 issued and outstanding                         100                 100
       Additional paid in capital                                              360,000             360,000
       Retained earnings                                                      (544,045)           (530,576)
                                                                      ----------------      --------------
                           Total Stockholders' Equity                         (183,945)           (170,476)
                                                                      ----------------      --------------

                                                                      $        214,920      $       89,343
                                                                      ================      ==============

   The accompanying notes are an integral part of these financial statements.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                      1999                 1998
                                                          ----------------      ---------------

REVENUES                                                    $      618,948       $      329,491
                                                          ----------------      ---------------
OPERATING EXPENSES
       Advertising                                                   3,500                5,788
       Amortization                                                  1,752
       Automobile                                                   19,091               16,855
       Computer supplies and consultants                            13,736                6,541
       Conferences, seminars, and related expenses                  45,905               13,182
       Contributions                                                 1,150                  295
       Depreciation                                                 11,810                6,634
       Dues and subscriptions                                        1,776                1,153
       Insurance                                                    26,693                8,242
       Interest                                                      5,048                2,004
       Licenses and permits                                          5,730                1,079
       Miscellaneous                                                 6,795                4,206
       Office expense                                               21,420               19,678
       Payroll taxes                                                16,953                7,512
       Printing and reproduction                                     6,551                3,987
       Professional fees                                             4,509                  200
       Rent                                                         35,195               17,796
       Salaries                                                    325,932              224,867
       Postage and shipping                                         41,437               19,691
       Tools and supplies                                           16,366                8,386
       Utilities                                                    21,068               13,814
                                                          ----------------      ---------------
TOTAL OPERATING EXPENSES                                           632,417              381,910
NET LOSS BEFORE PROVISION FOR INCOME TAXES                         (13,469)             (52,419)
                                                          ----------------      ---------------
                        Federal income tax                           9,108                5,214
                                 State tax                           2,993                   63
                      Deferred tax expense                         (12,101)              (5,277)
                                                          ----------------      ---------------

                                                                         -                    -
                                                          ----------------      ---------------
NET LOSS                                                  $        (13,469)     $       (52,419)
                                                          ================      ===============

NET LOSS PER SHARE                                        $          (0.00)     $         (0.01)
                                                          ================      ===============

   The accompanying notes are an integral part of these financial statements.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                  1999           1998
                                                       ---------------      -------------
COMMON STOCK
                         Beginning of year               $  9,000,000       $  9,000,000
                               End of year                  9,000,000          9,000,000
                                                       ===============      =============

ADDITIONAL PAID IN CAPITAL
                         Beginning of year                 (8,639,900)        (8,639,900)
                               End of year                 (8,639,900)        (8,639,900)
                                                       ===============      =============

RETAINED EARNINGS -
                         Beginning of year                   (530,576)          (478,157)
                                  Net loss                    (13,469)           (52,419)
                                                       ---------------      -------------
                               End of year                   (544,045)          (530,576)
                                                       ===============      =============

TOTAL STOCKHOLDERS' EQUITY                             $     (183,945)      $   (170,476)
                                                       ===============      =============


   The accompanying notes are an integral part of these financial statements.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                        1999                  1998
                                                                ----------------    ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                      $      (13,469)      $       (52,419)
   Adjustments to reconcile net loss to net cash
      provided by operating activities -
        Depreciation and amortization                                     13,562                 6,634
        Deferred income taxes                                           (12,101)               (5,277)
   Changes in operating assets and liabilities
        Increase in accounts receivable                                 (32,381)              (34,298)
        Increase in accounts payable                                       3,244                 1,521
        Increase in accrued taxes                                          6,187                 5,214
        Increase in accrued salaries                                      84,300               109,950
                                                                ----------------    ------------------

        Net cash provided by operating activities                         49,342                31,325
                                                                ----------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
                   Purchase of fixed assets                             (49,846)              (19,784)
                                                                ----------------    ------------------

   Net cash used by investing activities                                 (49,846)              (19,784)
                                                                ----------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
                 Proceed from notes payable                               30,761                 6,898
   Payments for loan from shareholder                                   (13,500)
   Net proceeds from line of credit loan                                  21,585
   Payments of installment note payable                                  (5,707)
                                                                ----------------    ------------------

   Net cash provided  by  financing activities                            33,139                 6,898
                                                                ----------------    ------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS
                                                                          32,635                18,439
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                             20,700                 2,261
                                                                ----------------    ------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                          $        53,335       $        20,700
                                                                ================    ==================

   The accompanying notes are an integral part of these financial statements.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF BUSINESS - The Company is engaged primarily in the inspection and investigation of product liability claims. All investigators are licensed in the state where they practice.

       DEPRECIATION - For financial reporting purposes, depreciation of property, plant and equipment has been computed over estimated useful lives primarily using the straight-line method. Depreciation charges totaled $11,810 and $6,805 in 1999 and 1998.

       The following estimated useful lives being used:

       Type of Asset       Estimated Useful Life
       -------------       ----------------------------
           Equipment       5-7 Years
            Vehicles       5 Years

       INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to differences between the basis of the allowance for doubtful accounts, accrued expenses and property, plant and equipment for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of these differences, which will be either taxable or deductible, when the assets and liabilities are recovered or settled.

       PER COMMON SHARE AMOUNTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ form those estimates.

       STATEMENT OF CASH FLOWS - For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments that have a maturity of three months or less when purchased to be cash equivalents. Noncash investing and financing activities included $10,514 of capital lease obligation incurred in 1999. Net cash provided by operating activities include cash payments for interest and income taxes for the years ended December 31, 1999 and 1998 as follows:

                                     1999                  1998
                           ---------------       --------------
        Interest           $        5,048         $       2,004
        Income taxes       $        5,277         $

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PER COMMON SHARE AMOUNTS - Per common share amounts are computed on the basis of the weighted average number of shares of common stock outstanding. The Company had no dilutive securities outstanding for any period presented. Accordingly, basic and diluted earnings per share are the same.

2.     NOTES PAYABLE

       The Company's obligations under notes payable consist of the following:

                                                                   1999                1998

       An installment note payable, secured by a van,
       due in monthly installments of $597, including
       interest, at 7.345%, through December 12, 2003.       $     27,392       $


       An installment note payable, secured by a van,
       due in monthly installments of $199, including
       interest, at 9.25%, through May 12, 2002.                    5,071              6,898

       A capital lease payable, secured by computer
       equipment, due in monthly installments of $371,
       including impute interest, at 9%, through September
       2002.                                                       10,003

                                                             $     42,466        $     6,898

                  Less amounts due in one year                     10,551              1,827
                 Long-term portions of notes payable         $     31,915        $     5,071

       The  future   minimum   payments  are  as follows:


         2000          $      10,551
         2001                 11,767
         2002                  9,980
         2003                  6,635
         2004                  3,533

         Total minimum lease payments                        42,466

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

2.     NOTES PAYABLE (CONTINUED)

       LEASES - The Company leases certain computer equipment under agreements which are classified as capital leases. The leases have purchase options at the end of the original lease term. Leased capital assets included in property, plant, and equipment at December 31, 1999 and 1998 are as follows:

                                              1999                   1998

       Computer equipment               $     10,514                $
       Accumulated amortization               (1,752)

                                        $      8,762                $

       Future  minimum   payments,   by  year  and  in  the   aggregate,   under
       noncancellable capital leases with initial or remaining terms of one year or more consist of the following at December 31, 1999:.


                 2000                           $        4,452
                 2001                                    4,452
                 2002                                    3,339

      Total minimum lease payments                      12,243

      Amounts representing interest                     (2,240)

      Present value of net minimum payments    $        10,003

      Current portion                          $         3,221

3.     LINE OF CREDIT LOAN

       The Company has a $50,000 business line of credit through one of its bank credit cards. The annual interest rate is 11.5% compounded daily. This line of credit is unsecured and requires monthly payments. The balance at December 31, 1999 and 1998 was $21,585 and $0, respectively.

4.     LEASE COMMITMENTS

       The Company leased two facilities in Florida and North Carolina. In addition the Company leases warehouse storage space in Florida and Tennessee, The Florida office lease is a month-to-month lease at $920 per month. The Company is responsible for insuring the premises. The North Carolina office lease was $900 per month and expired May 1, 2000. The lease is now on a month-to-month basis. The warehouse storage lease is also month- to-month and the storage facility bills the Company monthly for space utilized. Total costs applicable to leased facilities were $41,437 and $16,691 in 1999 and 1998. Future base rental minimum lease payment on these leases are not disclosed since none of the leases are over one year.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


5.     INCOME TAXES

       As described in Note 1, temporary differences exist in income taxes between financial statements and tax reporting.

       The provision for income taxes consisted of the following at December 31, 1999 and 1998:

                                              1999                      1998
           Currently payable -
               Federal              $        9,108             $       5,214
               State                         2,993                        63
                                            12,101                     5,277
               Deferred                   (12,101)                   (5,277)
                                    $                          $

       The deferred income tax assets and liabilities recorded in the statement of financial position as of December 31, 1999 and 1998 are as follows:

                                                         1999                                1998
                                                Deferred        Deferred             Deferred       Deferred
                                                  Income         Income               Income         Income
                                              Tax Assets    Tax Liabilities         Tax Assets    Tax Liabilities

                         Depreciation      $                 $        5,178       $                $    3,516
    Accruals not currently deductible             57,299                                41,105
                                          --------------    ---------------       ------------    -----------
                                                  57,299              5,178             41,105          3,516

                  Valuation allowance             34,743                                32,312
                                          --------------    ---------------       ------------    -----------
                                          $       22,556     $        5,178        $    8,793      $    3,516

6.     GOING CONCERN

       The Company financial statements for the year ended December 31, 1999 have been prepared on a going concern basis which contemplates the realization of the assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $13,469 for the year ended December 31, 1999 and as of December 31, 1999 had a stockholders' equity deficit of $183,945. The Company expects to incur substantial expenditures to expand its operations, including relocation costs from Florida to Tennessee. The Company's working capital at December 31, 1999 will not be sufficient to meet such objectives as presently structured. Management recognizes that the Company must generate additional resources and consider modifications to its investigative programs or other reductions in operating cash to enable it to continue operations with available resources. Management plans include a private placement under regulation D-504 for an offering price of $1,000,000, see Note 8.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


       The company has retained counsel to advise it on the private placement as well as a restructuring and merger, see Note 8. The Company also intends to add a financial advisor to its management team. To date, the offering has generated over $400,000 in invested capital, see Note 8. The Company has also continued to adjust its billing procedures and raised its prices for investigative services and is considering other revenue opportunities. However, there can be no assurance assuming the Company is successful in raising additional funds and generates additional billing that the company will achieve profitability or positive working capital, and therefore management may be required to sharply curtail operating expenses.

7.     CONCENTRATIONS OF CREDIT RISK

       During the normal course of business, the Company extends credit primarily to insurance companies covering a wide region of the United States. Over 40% of 1999 were from revenues and receipts from three insurance companies.

       The Company maintains its cash balances at various high credit quality financial institutions. The balances may, at times, exceed federally insured credit limits.

8.     SUBSEQUENT EVENTS

       In January of 2000, the Company offered five hundred thousand (500,000) shares of its common stock to accredited investors and to no more than thirty-five (35) non- accredited investors, pursuant to an exemption from registration under the Securities Act of 1933. Each purchaser will be required to buy a minimum of five thousand (5,000) shares at $2.00 per share, for a minimum consideration of ten thousand dollars ($10,000). To date over $400,000 has been collected in the offering escrow account. Some of the proceeds have been used as a down payment on the purchase of a building in Tennessee.

       On February 21, 2000, the Company entered into a merger agreement with Shoe Krazy, Inc., a Florida corporation, whereby existing shareholders of the Company transferred 100% of the Company's issued and outstanding shares of stock to Shoe Krazy, Inc. Each share of the Company's stock was exchanged for two shares of Shoe Krazy's stock.

       On February 16, 2000, the Company entered into a lease for one file server, twelve computers and various peripherals. The lease is for thirty-six (36) months requiring on advance payment of $2,322.94 plus thirty-four (34) monthly payments of $1,072.95. The lease also provides for a purchase option at the then fair market value.

       Also in February, the Company entered into a lease on a building in Tennessee comprised with a floor area of approximately 30,000 square feet. The lease expires December 20, 2000 and the fixed minimum rent is $30,000 per month (based on $12.00 per square foot per annum). The leasee has also entered into an agreement to purchase the facility. Leasee and lessor agree that portions of the fixed minimum payments shall be applied to the purchase price under the agreement of sale that follows.

                      DIVERSIFIED PRODUCT INSPECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


       If the closing and the settlement date is set for any date within the specified periods:

                      (A) December 20,1999 and March 31, 2000, then 100%, or (B) April 1, 2000 and June 30, 2000, then 85%, or (C) July 1, 2000 and September 30, 2000, then 75%, or
                      (D) October 1, 2000 and December 31, 2000, then 50% of all fixed minimum rent payments paid prior to closing shall be applied toward the purchase price.

       The Company is responsible for taxes, maintenance and insurance of the premises under the terms of the lease.

       On January 24, 2000, the company entered into another equipment lease for a copier and fax machine. This lease is for thirty-six (36) months at $196 per month.


9.  ACCRUED SALARIES

     Top level management, which consists of three officers, has not taken its full salaries of $50,000 per annum per person over the last three and one-quarter years (October 1996 - December 1999). The Company is planning on setting this liability by cash, stock or a combination thereof, as soon as it becomes financially feasible. During the years ended December 31, 1999 and 1998 the Company accrued salaries for these officers in the amount of $84,300 and $109,950, respectively. Consequently, total accrued salaries consist of $298,275 and $213,975 for the years ended December 31, 1999 and 1998, respectively.

                          INDEX TO FINANCIAL STATEMENTS


Consolidated Balance Sheets.............................................F-2

Consolidated Statements of Operations...................................F-3

Consolidated Statements of Stockholders' Equity (Deficiency)............F-4

Consolidated Statements of Cash Flows...................................F-5

Notes to Consolidated Financial Statements..............................F-6

                      Diversified Product Inspections, Inc.
                           Consolidated Balance Sheets


                                                              December 31,         March 31,
                                                                 1999                 2000
                                                            -------------------- ----------------
                                                                                  (audited)
                        ASSETS

CURRENT ASSETS
   Cash and equivalents                                     $             53,335 $        360,130
   Accounts receivable                                                    69,226           27,329
   Deferred tax assets                                                    22,556           22,556
                                                            -------------------- ----------------
           Total current assets                                          145,117          410,015
                                                            -------------------- ----------------

PROPERTY AND EQUIPMENT
   Equipment                                                              56,639          100,032
   Vehicles                                                               45,886           45,886

         Less accumulated depreciation                                   (32,722)         (41,358)
                                                            -------------------- ----------------

           Net property and equipment                                     69,803          104,560
                                                            -------------------- ----------------

OTHER ASSETS
   Deposit on real property                                                    0          215,000
                                                            -------------------- ----------------
           Total other assets                                                  0          215,000
                                                            -------------------- ----------------

Total Assets                                                $            214,920 $        729,575
                                                            ==================== ================

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
   Accounts payable                                         $             15,935 $         16,270
   Accrued expenses
       Income taxes                                                       11,401           14,779
       Salaries                                                          298,275          319,875
   Current portion of long-term debt                                      10,551           16,836
   Line of credit payable                                                 21,585           17,585
                                                            -------------------- ----------------

          Total current liabilities                                      357,747          385,345
                                                            -------------------- ----------------

LONG-TERM DEBT
   Deferred taxes                                                          5,178            5,178
   Notes payable, net of current portion                                  31,915           59,015
   Loan from shareholder                                                   4,025            4,025
                                                            -------------------- ----------------

          Total long-term debt                                            41,118           68,218
                                                            -------------------- ----------------
Total Liabilities                                                        398,865          453,563
                                                            -------------------- ----------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $1.00 and $0.0001 par value,
     authorized 10,000,000 and 50,000,000 shares;
     9,000,000 and 11,116,900 issued and
     outstanding shares                                                9,000,000            1,112
  Additional paid-in capital                                          (8,639,900)         799,801
  Accumulated deficit                                                   (544,045)        (524,901)
                                                            -------------------- ----------------

          Total stockholders' equity (deficiency)                       (183,945)         276,012
                                                            -------------------- ----------------
Total Liabilities and Stockholders' Equity (Deficiency)     $            214,920 $        729,575
                                                            ==================== ================




     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                      Consolidated Statements of Operations
                          Three Months Ended March 31,
                                   (unaudited)



                                                                  1999                 2000
                                                           ------------------   ------------------

REVENUES                                                   $          154,395   $          289,444
                                                           ------------------   ------------------

OPERATING EXPENSES
    Compensation:
        Officers                                                       45,000               45,000
        Others                                                         40,806               74,557
    Depreciation                                                        3,689                6,712
    General and administrative                                         44,339              139,036
                                                           ------------------   ------------------

          Total operating expenses                                    133,834              265,305
                                                           ------------------   ------------------

 Operating Income                                                      20,561               24,139
                                                           ------------------   ------------------

OTHER INCOME (EXPENSE):
    Interest expense                                                     (653)              (1,616)
                                                           ------------------   ------------------

          Total other income (expense)                                   (653)              (1,616)
                                                           ------------------   ------------------

Net loss before income tax                                             19,908               22,523

    Income tax expense                                                  2,986                3,378
                                                           ------------------   ------------------

Net income                                                 $           16,922   $           19,145
                                                           ==================   ==================

Net loss per common share                                  $         0.002      $           0.002
                                                           ==================   ==================
Weighted average number of common shares outstanding                9,000,000           11,116,900
                                                           ==================   ==================










     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
          Consolidated Statements of Stockholders' Equity (Deficiency)





                                                                                                                Total
                                                                            Additional                     Stockholders'
                                           Number of         Common          Paid-in                           Equity
                                             Shares          Stock           Capital          Deficit       (Deficiency)
                                        ----------------  --------------- ----------------- ------------- ---------------

BEGINNING BALANCE,
December 31, 1998                              9,000,000  $     9,000,000 $      (8,639,900)$    (530,576)$      (170,476)

Year ended December 31, 1999:
   Net loss                                            0                0                 0       (13,469)        (13,469)
                                        ----------------  --------------- ----------------- ------------- ---------------

BALANCE, December 31, 1999                     9,000,000        9,000,000        (8,639,900)     (544,045)       (183,945)

Three months ended March 31, 2000:
----------------------------------
(unaudited)
   Shares issued for cash                        241,900          241,900           198,760             0         440,660
   Reverse merger                              1,875,000       (9,240,788)        9,240,941             0             153
   Net income                                          0                0                 0        19,144          19,144
                                        ----------------  --------------- ----------------- ------------- ---------------

BALANCE, March 31, 2000 (unaudited)           11,116,900  $         1,112 $         799,801 $    (524,901)$       276,012
                                        ================  =============== ================= ============= ===============











     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                      Consolidated Statements of Cash Flows
                          Three Months Ended March 31,
                                   (unaudited)


                                                                           1999                   2000
                                                                       -------------------      -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                             $            16,922      $          19,144
Adjustments to reconcile net loss to net cash used by
  operating activities:
     Depreciation                                                                    3,689                  6,712
Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                    (15,553)                41,897
     Increase (decrease) in accounts payable                                        (2,076)                   335
     Increase (decrease) accrued salaries                                           39,990                 21,600
                                                                       -------------------      -----------------

Net cash  provided (used) by operating activities                                   42,972                 89,688
                                                                       -------------------      -----------------

CASH FLOW FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                            (37,886)               (42,241)
     Deposit on real property                                                            0               (215,000)
                                                                       -------------------      -----------------

Net cash provided (used) by investing activities                                   (37,886)              (257,241)
                                                                       -------------------      -----------------

CASH FLOW FROM FINANCING ACTIVITIES:
     Shareholder advances                                                                0                      0
     Shareholder advance repayments                                                (13,500)                     0
     Common stock sold for cash, net                                                     0                440,660
     Proceeds of  long-term debt                                                    32,272                 42,241
     Debt payments                                                                  (1,138)                (8,706)
                                                                       -------------------      -----------------

Net cash provided by financing activities                                           17,634                474,195
                                                                       -------------------      -----------------

Net increase (decrease) in cash and equivalents                                     22,720                306,642

CASH and equivalents, beginning of period                                           20,700                 53,335
                                                                       -------------------      -----------------

CASH and equivalents, end of period                                    $            43,420      $         359,977
                                                                       ===================      =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid in cash                                                  $              653       $           1,616
                                                                       ===================      =================




     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                   Notes to Consolidated Financial Statements


(1) Summary of Significant Accounting Principles
      The Company Diversified Product Inspections, Inc., (the "Company"), is a Florida chartered corporation which conducts business from its offices in Oak Ridge, Tennessee. The Company was incorporated on September 30, 1991. The Company is engaged primarily in the inspection and investigation of product liability claims. All investigators are licensed in the state where they practice.

            The  following   summarize  the  more  significant   accounting  and
reporting policies and practices of the Company:

            a) Use of estimates In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the year then ended. Actual results may differ significantly from those estimates.

            b) Net income (loss) per common share Basic net income (loss) per weighted average common share is computed by dividing the net income
            (loss) by the weighted average number of common shares outstanding during the period.

            c) Property and equipment All property and equipment is recorded at cost and depreciated over their estimated useful lives, generally 3, 5 or 7 years, using the straight-line method. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred. Depreciation expense was $3,689 and $6,712 for the three months ended March 31, 1999 and 2000, respectively.

            d) Cash and equivalents The Company considers investments with an initial maturity of three months or less as cash equivalents.

            e) Principles of consolidated The consolidated financial statements include the accounts of Diversified Product Inspections, Inc. and its wholly owned subsidiary. Inter-company balances and transactions have been eliminated.

            f) Significant acquisition In March 2000, Shoe Krazy, Inc. issued 9,241,900 shares of common stock to acquire all the issued and outstanding shares of the common stock of Diversified Product Inspections, Inc., a Florida corporation, in a reverse merger, which was accounted for as a reorganization of Diversified Product Inspections, Inc.

            g) Interim financial information The financial statements for the three months ended March 31, 2000 and 1999 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results for the three months are not indicative of a full year's results.

(2) Stockholders' Equity The Company has authorized 10,000,000 shares of $1.00 par value common stock. The Company has 9,000,000 and 11,116,900 shares of common stock issued and outstanding at December 31, 1999 and March 31, 2000.

                      Diversified Product Inspections, Inc.
                   Notes to Consolidated Financial Statements


(2) Stockholders' Equity (Continued) In September 1991, the Company issued 9,000,000 shares to its founder for cash of $100. Through September 1996, the three principal officers and founders of the Company contributed their services to the Company, in the amount of $24,000 each per year, totaling $72,000 per year and $360,000 for the five years. The Company recorded contributed capital and expense for each of those years.

            In January and February 2000, the Company sold 241,900 shares of the Company's common stock for $440,660 cash, net of offering costs, under a Regulation D Rule 504 private placement. This offering was completed through a registered broker/dealer.

(3) Income Taxes Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes. The Company had a net deferred income tax asset of $22,556 and net deferred income tax liability of $5,178 at December 31, 1999 and March 31, 2000. The deferred tax asset is composed of accruals not currently deductible, and the deferred tax liability is composed of the net difference between book and tax depreciation.

(4) Going Concern As shown in the accompanying financial statements, the Company incurred a net loss totaling $13,500 for the year ended December 31, 1999, net income of $19,000 for the three months ended March 31, 2000, and reflects stockholders' equity of approximately $276,000 as of March 31, 2000. The Company has entered into a conditional contract to purchase certain real estate at a price of $1,800,000. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. The Company has retained a registered broker/dealer to raise additional funds for the Company. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

(5) Long-Term Debt The Company is committed to two auto loans with remaining balances of $4,700 and $27,000 at March 31, 2000. The Company makes monthly loan payments of $200 and $600 on those loans.

(6) Commitments The Company leased two facilities in Florida and North Carolina. In addition, the Company leases warehouse storage space in Florida and Tennessee. The Florida office lease is a month-to-month lease at $920 per month. The Company is responsible for insuring the premises. The North Carolina office lease was $900 per month and expired May 1, 2000. The lease is now on a month-to-month basis. The warehouse storage lease is also month to month, and the storage facility bills the Company monthly for space utilized.

            The Company is obligated under three capitalized equipment leases with remaining balances of $9,200, $4,600 and $35,600 at March 31, 2000. Under those leases, the Company is obligated to payments totaling $10,000, $16,000 and $22,400 for the twelve months ending March 31, 2001, 2002 and 2003, respectively, and none thereafter.

            In February, the Company entered into a lease on a building in Tennessee comprised with a floor area of approximately 30,000 square feet. The lease expires December 20, 2000 and the fixed minimum rent is $30,000 per month (based on $12.00 per square foot per annum). The lessee has also entered into an agreement to purchase the facility. Lessee and lessor agree that portions of the fixed minimum payments shall be applied to the purchase price under the agreement of sale that follows.

                      Diversified Product Inspections, Inc.
                   Notes to Consolidated Financial Statements


(6) Commitments (Continued): If the closing and the settlement date is set for any date within the specified periods:

          (a)  December 20, 1999 and March 31, 2000, then 100%, or
          (b)  April 1, 2000 and June 30, 2000, then 85%, or
          (c)  July 1, 2000 and September 3, 2000, then 75%, or
          (d) October 1, 2000 and December 31, 2000, then 50% of all fixed minimum rent payments paid prior to closing shall be applied toward the purchase price.

            The Company is responsible for taxes, maintenance and insurance of the premises under the terms of the lease.

                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Balance Sheet.......................................F-2

Proforma Consolidated Statements of Operations............................F-3

Notes to Proforma Consolidated  Financial Statement.......................F-4

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
                       Proforma Consolidated Balance Sheet
                                December 31, 1999
                                   (Unaudited)


                                                                             Diversified
                                                             Shoe              Product
                                                            Krazy,          Inspections,             Proforma
                                                             Inc.               Inc.                Adjustments           Proforma
                                                       ----------------- -------------------   --------------------- --------------
                                         ASSETS
CURRENT ASSETS
   Cash                                                $             198  $           53,335                         $       53,533
   Accounts receivable                                                 0              69,226                                 69,226
   Deferred tax asset                                                  0              22,556                                 22,556
                                                       ----------------- -------------------                         --------------

          Total current assets                                       198             145,117                                145,315
                                                       ----------------- -------------------                         --------------

PROPERTY AND EQUIPMENT
   Equipment                                                           0              56,639                                 56,639
   Vehicles                                                            0              45,886                                 45,886
                                                       ----------------- -------------------                         --------------

   Total property and equipment                                        0             102,525                                102,525
   Less: Accumulated depreciation                                      0             (32,722)                               (32,722)
                                                       ----------------- -------------------                         --------------

          Total property and equipment                                 0              69,803                                 69,803
                                                       ----------------- -------------------                         --------------

OTHER ASSETS
   Investment in subsidiary                                      296,797                   0  a)          (296,797)               0
                                                       ----------------- -------------------                         --------------

          Total other assets                                     296,797                   0                                      0
                                                       ----------------- -------------------                         --------------

Total Assets                                           $296,995          $           214,920                                215,118
                                                       ================= ===================                         ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                    $               0   $          15,935                         $       15,935
   Accrued expenses
      Income taxes                                                     0              11,401                                 11,401
      Salaries                                                         0             298,275                                298,275
   Current portion of long-term debt                                   0              10,551                                 10,551
   Line of credit payable                                              0              21,585                                 21,585
                                                       ----------------- -------------------                         --------------

          Total current liabilities                                    0             357,747                                357,747
                                                       ----------------- -------------------                         --------------

LONG-TERM DEBT
   Deferred taxes                                                      0               5,178                                  5,178
   Notes payable                                                       0              59,015                                 59,015
   Loan from stockholder                                               0               4,025                                  4,025
                                                       ----------------- -------------------                         --------------

          Total long-term debt                                         0              68,218                                 68,218
                                                       ----------------- -------------------                         --------------

Total Liabilities                                                      0             425,965                                425,965
                                                       ----------------- -------------------                         --------------

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 10,000,000 shares
  authorized;  0 shares issued and outstanding                         0                   0                                    0
Common stock, $0.0001 and $1.00 par value, 50,000,000
  and 10,000,000 shares authorized; 10,875,000 and
  9,000,000 shares issued and outstanding, respectively            1,088           9,000,000  a)        (9,000,000)         1,088
   Additional paid-in capital                                    359,210          (8,639,900) a)         8,639,900        359,210
   Accumulated deficit                                           (63,303)           (544,045) a)            63,303       (544,045)
                                                       ----------------- -------------------                         --------------

          Total stockholders' equity                             296,995            (183,945)                              (183,747)
                                                       ----------------- -------------------                         --------------

Total Liabilities and  Stockholders' Equity            $         296,995 $           242,020                         $      242,218
                                                       ================= ===================                         ==============


     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
 Proforma Consolidated Statements of Operations and Comprehensive Income (Loss)
                          Year Ended December 31, 1999
                                   (Unaudited)



                                                                       Diversified
                                                     Shoe                Product
                                                    Krazy,             Inspections,            Proforma
                                                     Inc.                  Inc.               Adjustments           Proforma
                                             ---------------------  ------------------   --------------------- ------------------

REVENUES                                     $                   0  $          618,948                         $          618,948

OPERATING EXPENSES
   Compensation:
       Officers                                                  0             180,000                                    180,000
       Others                                                    0             145,932                                    145,932
   General and administrative                               62,302             289,627  a)           (62,302)             289,627
   Depreciation                                                  0              11,810                                     11,810
                                             ---------------------  ------------------                         ------------------

          Total operating expenses                          62,302             627,369                                    627,369
                                             ---------------------  ------------------                         ------------------

Operating loss                                             (62,302)             (8,421)                                    (8,421)
                                             ---------------------  ------------------                         ------------------

OTHER INCOME (EXPENSE)
   Interest expense                                              0               5,048                                      5,048
                                             ---------------------  ------------------                         ------------------

          Total other income (expense)                           0              (5,048)                                    (5,048)
                                             ---------------------  ------------------                         ------------------

Net loss before tax                          $             (62,302) $          (13,469)                        $          (13,469)

   Income tax expense                                            0                   0                                          0
                                             ---------------------  ------------------                         ------------------

Net loss                                     $             (62,302) $          (13,469)                        $          (13,469)
                                             =====================  ==================                         ==================











     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)


(1) Proforma Changes On March 13, 2000, the Company entered into a Share Exchange Agreement with Diversified Product Inspections Inc., a Florida corporation. The business combination was closed on March 13, 2000 and is accounted for as a reverse merger and a reorganization of Diversified Product Inspections, Inc.

(2) Proforma Adjustments

            a) Eliminate investment in subsidiary and subsidiary equity

                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Balance Sheet...................................F-2

Proforma Consolidated Statements of Operations........................F-3

Notes to Proforma Consolidated  Financial Statement...................F-4

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
                       Proforma Consolidated Balance Sheet
                                 March 31, 2000
                                   (Unaudited)

                                                                                Diversified
                                                                Shoe              Product
                                                               Krazy,          Inspections,             Proforma
                                                                Inc.               Inc.                Adjustments     Proforma
                                                          ----------------- -------------------   ------------------- ------------
                                         ASSETS

CURRENT ASSETS
   Cash                                                   $             153 $           359,977                       $    360,130
   Accounts receivable                                                    0              27,329                             27,329
   Deferred tax asset                                                     0              22,556                             22,556
                                                          ----------------- -------------------                       ------------

          Total current assets                                          153             409,862                            410,015
                                                          ----------------- -------------------                       ------------

PROPERTY AND EQUIPMENT
   Equipment                                                              0             100,032                            100,032
   Vehicles                                                               0              45,886                             45,886
                                                          ----------------- -------------------                       ------------

   Total property and equipment                                           0             145,918                            145,918
   Less: Accumulated depreciation                                         0             (41,358)                           (41,358)
                                                          ----------------- -------------------                       ------------

          Total property and equipment                                    0             104,560                            104,560
                                                          ----------------- -------------------                       ------------

OTHER ASSETS
   Investment in subsidiary                                         737,412                   0  a)       (737,412)              0
   Deposits                                                               0             215,000                            215,000
                                                          ----------------- -------------------                       ------------

          Total other assets                                        737,412             215,000                            215,000
                                                          ----------------- -------------------                       ------------

Total Assets                                              $         737,565 $           729,422                       $    729,575
                                                          ================= ===================                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                       $               0  $           16,270                       $     16,270
   Accrued expenses:
      Income taxes                                                        0              14,779                             14,779
      Salaries                                                            0             319,875                            319,875
   Current portion of long-term debt                                      0              16,836                             16,836
   Line of credit payable                                                 0              17,585                             17,585
                                                          ----------------- -------------------                       ------------

          Total current liabilities                                       0                                                385,345
                                                          ----------------- -------------------                       ------------

LONG-TERM DEBT
   Deferred taxes                                                         0               5,178                              5,178
   Notes payable                                                          0              59,015                             59,015
   Loan from stockholder                                                  0               4,025                              4,025
                                                          ----------------- -------------------                       ------------

          Total long-term debt                                            0              68,218                             68,218
                                                          ----------------- -------------------                       ------------

Total Liabilities                                                         0             453,563                            453,563
                                                          ----------------- -------------------                       ------------

STOCKHOLDERS' EQUITY
 Preferred stock, no par value, 10,000,000 shares
    authorized, 0 shares issued and outstanding                           0                   0                                  0
 Common stock, $0.0001 and $1.00 par value, 50,000,000
   and 10,000,000 shares authorized; 11,116,900 and
   9,241,900 shares issued and outstanding, respectively              1,112           9,241,900  a)        (9,241,900)       1,112
   Additional paid-in capital                                       799,801          (8,441,140) a)         8,441,140      799,801
   Accumulated deficit                                              (63,348)           (524,901) a)            63,348     (524,901)
                                                          ----------------- -------------------                       ------------

          Total stockholders' equity                                737,565             275,859                            276,012
                                                          ----------------- -------------------                       ------------

Total Liabilities and  Stockholders' Equity               $         737,565 $           729,422                       $    729,575
                                                          ================= ===================                       ============


     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
 Proforma Consolidated Statements of Operations and Comprehensive Income (Loss)
                        Three Months Ended March 31, 2000
                                   (Unaudited)



                                                                           Diversified
                                                          Shoe               Product
                                                         Krazy,            Inspections,           Proforma
                                                          Inc.                 Inc.              Adjustments       Proforma
                                                   -------------------  ------------------   -------------------  ---------------

REVENUES                                           $                 0  $          289,444                        $       289,444

OPERATING EXPENSES
   Compensation:
      Officers                                                       0              45,000                                 45,000
      Others                                                         0              74,557                                 74,557
   General and administrative                                       45             139,036  a)               (45)         139,036
   Depreciation                                                      0               6,712                                  6,712
                                                   -------------------  ------------------                        ---------------

          Total operating expenses                                  45             265,305                                265,305
                                                   -------------------  ------------------                        ---------------

Operating income (loss)                                            (45)             24,139                                 24,139
                                                   -------------------  ------------------                        ---------------

OTHER INCOME (EXPENSE)
   Interest expense                                                  0              (1,616)                                (1,616)
                                                   -------------------  ------------------                        ---------------

          Total other income (expense)                               0              (1,616)                                (1,616)
                                                   -------------------  ------------------                        ---------------

Net income (loss) before tax                       $               (45) $           22,523                        $        22,523

   Income tax expense                                                0              (3,378)                                (3,378)
                                                   -------------------  ------------------                        ---------------

Net income (loss)                                  $               (45) $           19,145                        $        19,145
                                                   ===================  ==================                        ===============









     The accompanying notes are an integral part of the financial statements

                      Diversified Product Inspections, Inc.
                             f/k/a Shoe Krazy, Inc.
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)


(1) Proforma Changes On March 13, 2000, the Company entered into a Share Exchange Agreement with Diversified Product Inspections, Inc., a Florida corporation. The business combination was closed on March 13, 2000 and is accounted for as a reverse merger and a reorganization of Diversified Product Inspections, Inc.

(2) Proforma Adjustments

            a) Eliminate investment in subsidiary and subsidiary equity

Item 8.   Change in Fiscal Year


            Diversified Product Inspections, Inc. changed its fiscal year end to December 31 to conform with the fiscal year end for its subsidiary.

                                   SIGNATURES


            Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DIVERSIFIED PRODUCT INSPECTIONS, INC.
                                                      (Registrant)



Date May 22, 2000                       By:  /s/ John Van Zyll
                                        --------------------------------
                                        John Van Zyll, President



                                        By:  /s/ Ann M. Furlong
                                        --------------------------------
                                        Ann M. Furlong, Chief Financial Officer